SUB-ADVISORY AGREEMENT

AGREEMENT made as of the 30th day of August, 2013, by and between Genworth Financial Wealth Management, Inc. a California corporation (the “Advisor”), and Altegris Advisors, L.L.C. (the “Sub-Advisor”).

WHEREAS, the Advisor and the Sub-Advisor are registered investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and engage in the business of providing investment management services; and

WHEREAS, GPS Funds II (the “Trust”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is authorized to create, and currently consists of, separate series of shares, each representing interests in a separate mutual fund managed according to its own investment objectives and policies; and

WHEREAS, the Advisor served as investment adviser to the series of the Trust under an Investment Advisory Agreement dated April 1, 2011, as amended on September 1, 2012 (the “Old Advisory Agreement”) and, pursuant to authority contained in the Old Advisory Agreement, retained the Sub-Advisor to assist the Advisor in the provision of a continuous investment program for that portion of one or more of the Trust’s series’ (each a “Fund”) assets that the Advisor assigned to the Sub-Advisor (each an “Altegris Sub-Advised Fund”) pursuant to a Sub-Advisory Agreement dated August 24, 2012  (the "Old Sub-Advisory Agreement"); and

WHEREAS, in connection with a change in ownership of the Advisor effective on the date first written above, the Old Advisory Agreement and the Old Sub-Advisory Agreement each terminated automatically as required under the 1940 Act; and

WHEREAS, the Board of Trustees and shareholders of the Trust have each approved a new Advisory Agreement with the Advisor effective as of the date first written above to replace the Old Advisory Agreement and also approved this Agreement to replace the Old Sub-Advisory Agreement, and the parties hereto desire to enter into this Agreement so that the Sub-Advisor can continue to assist the Advisor in the provision of a continuous investment program for the Sub-Advisor Assets, subject to the terms and conditions set forth in this Agreement. The parties recognize that the Advisor, or a separate sub-advisor hired by the Advisor, will be responsible for implementing each Altegris Sub-Advised Fund’s investment strategy and effecting related securities transactions.

NOW, THEREFORE, in consideration of mutual covenants recited below, the parties agree and promise as follows:

1.           Appointment as Sub-Advisor.  The Advisor hereby appoints the Sub-Advisor to act as investment adviser for and to provide investment advice regarding the management of each Altegris Sub-Advised Fund, subject to the supervision of the Advisor and the Board of Trustees of the Trust, and subject to the terms of this Agreement; and the Sub-Advisor hereby accepts such appointment.  In such capacity, the Sub-Advisor shall be responsible for providing investment advice regarding the management of each Altegris Sub-Advised Fund consistent with the Altegris Sub-Advised Fund’s investment policies as described in the prospectus and statement of additional information as currently in effect and as amended from time to time (collectively referred to as the “Prospectus”) and any investment guidelines provided to the Sub-Advisor by the Advisor.  The Sub-Advisor agrees to exercise the same degree of skill, care and diligence in performing its services under this Agreement as the Sub-Advisor exercises in performing similar services with respect to other fiduciary accounts for which the Sub-Advisor has investment responsibilities, and that a prudent manager would exercise under the circumstances.

2.           Duties of the Sub-Advisor.

(a)           Investments.  The Sub-Advisor is hereby authorized and directed and hereby agrees, subject to the stated investment objectives, policies and restrictions of each Altegris Sub-Advised Fund as set forth in such Fund’s Prospectus and subject to the directions of the Advisor and the Trust’s Board of Trustees, to provide investment advice necessary for the Advisor, or any duly appointed sub-advisor, to purchase, hold and sell investments for each Altegris Sub-Advised Fund and to monitor such investments on a continuous basis.  In providing these services, the Sub-Advisor will provide investment advice necessary to conduct an ongoing program of investment, evaluation and, if appropriate, sale and reinvestment of each Altegris Sub-Advised Fund’s assets.

The Advisor agrees to provide the Sub-Advisor information concerning: (i) each Altegris Sub-Advised Fund; (ii) its assets available or to become available for investment; and (iii) the conditions of a Fund’s or the Trust’s affairs as relevant to the Sub-Advisor.

 (b)           Compliance with Applicable Laws, Governing Documents and Compliance Procedures.  In the performance of its duties and obligations under this Agreement, the Sub-Advisor shall, with respect to the services to be performed hereunder, (i) act in conformity with: (A) the Trust’s Agreement and Declaration of Trust (the “Declaration of Trust”) and By-Laws; (B) the Prospectus; (C) the policies and procedures for compliance by the Trust with the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) provided to the Sub-Advisor (together, the “Trust Compliance Procedures”); and (D) the instructions and directions received in writing from the Advisor or the Trustees of the Trust; and (ii) conform to, and comply with, the requirements of the 1940 Act, the Advisers Act, and all other federal laws applicable to registered investment companies and the Sub-Advisor’s duties under this Agreement.  The Advisor will provide the Sub-Advisor with any materials or information that the Sub-Advisor may reasonably request to enable it to perform its duties and obligations under this Agreement.

The Advisor will provide the Sub-Advisor with reasonable (30 days) advance notice, in writing, of: (i) any change in a Fund’s investment objectives, policies and restrictions as stated in the Prospectus; (ii) any change to the Declaration of Trust or By-Laws; and (iii) any material change in the Trust Compliance Procedures; and the Sub-Advisor, in the performance of its duties and obligations under this Agreement, shall provide investment advice with regard to each Altegris Sub-Advised Fund consistently with such changes, provided the Sub-Advisor has received such prior notice of the effectiveness of such changes from the Trust or the Advisor.  In addition to such notice, the Advisor shall provide to the Sub-Advisor a copy of a modified Prospectus and copies of the revised Trust Compliance Procedures, as applicable, reflecting such changes.  The Sub-Advisor hereby agrees to provide to the Advisor in a timely manner, in writing, such information relating to the Sub-Advisor and its relationship to, and actions for, a Fund as may be required to be contained in the Prospectus or in the Trust’s registration statement on Form N-1A, or otherwise as reasonably requested by the Advisor.

In order to assist the Trust and the Trust’s Chief Compliance Officer (the “Trust CCO”) to satisfy the requirements contained in Rule 38a-1 under the 1940 Act, the Sub-Advisor shall provide to the Trust CCO:  (i) direct access to the Sub-Advisor’s chief compliance officer (the “Sub-Advisor CCO”), as reasonably requested by the Trust CCO; (ii) a completed quarterly informational questionnaire regarding the Sub-Advisor’s compliance program and participation in a quarterly telephone call with the Trust CCO to discuss the responses on the questionnaire; (iii) quarterly reports confirming that the Sub-Advisor has complied with the Trust Compliance Procedures in managing each Altegris Sub-Advised Fund; and (iv) quarterly certifications indicating whether there were Material Compliance Matters (as that term is defined by Rule 38a-1(e)(2)) that arose under the Trust Compliance Procedures that related to the Sub-Advisor’s management of an Altegris Sub-Advised Fund.

(c)           Sub-Advisor Compliance Policies and Procedures.  The Sub-Advisor shall promptly provide the Trust CCO with copies of:  (i) the Sub-Advisor’s policies and procedures for compliance by the Sub-Advisor with the Federal Securities Laws (together, the “Sub-Advisor Compliance Procedures”), and (ii) any material changes to the Sub-Advisor Compliance Procedures.  The Sub-Advisor shall cooperate fully with the Trust CCO so as to facilitate the Trust CCO’s performance of the Trust CCO’s responsibilities under Rule 38a-1 to review, evaluate and report to the Trust’s Board of Trustees on the operation of the Sub-Advisor Compliance Procedures, and shall promptly report to the Trust CCO any Material Compliance Matter arising under the Sub-Advisor Compliance Procedures involving an Altegris Sub-Advised Fund.  The Sub-Advisor shall provide to the Trust CCO:  (i) quarterly reports confirming the Sub-Advisor’s compliance with the Sub-Advisor Compliance Procedures in managing an Altegris Sub-Advised Fund, and (ii) certifications indicating whether there were Material Compliance Matters involving the Sub-Advisor that arose under the Sub-Advisor Compliance Procedures that affected the Altegris Sub-Advised Fund.  At least annually, the Sub-Advisor shall provide a certification to the Trust CCO confirming that the Sub-Advisor has in place and has implemented policies and procedures that are reasonably designed to ensure compliance by the Sub-Advisor with the Federal Securities Laws.

(d)           Voting of Proxies.  Unless otherwise instructed by the Advisor or the Trust, the Sub-Advisor shall not have the power, discretion or responsibility to vote, either in person or by proxy, securities in which an Altegris Sub-Advised Fund may be invested from time to time.

(e)           Agent.  Subject to any other written instructions of the Advisor or the Trust, the Sub-Advisor is hereby appointed the Advisor’s and the Trust’s agent and attorney-in-fact for the limited purposes of communicating investment advice regarding an Altegris Sub-Advised Fund to any sub-advisor, broker, dealer, counterparty or other person in connection with the management of an Altegris Sub-Advised Fund.

(f)           Brokerage.  The Sub-Advisor will not have discretion or authority to place orders for securities transactions for an Altegris Sub-Advised Fund.  Instead, the Advisor or a separate sub-advisor will exercise such brokerage discretion and will perform the brokerage and trading activity necessary to implement the Altegris Sub-Advised Fund’s investment strategy.  The Sub-Advisor will use its best efforts to cooperate with the Advisor or other sub-advisor in support of their efforts to implement the Altegris Sub-Advised Fund’s investment strategy, including engaging in discussions, as appropriate, regarding the investment and reinvestment of the assets in the Fund’s portfolio and the related trading strategies.  The Sub-Advisor will report the Sub-Advised Fund’s assets as “Non-Discretionary” for purposes of regulatory filings (ADV, 13F, 13H, etc.)

(g)           Confidentiality of Securities Transactions.  With respect to each Altegris Sub-Advised Fund, the Sub-Advisor agrees that it shall not consult with any sub-advisor of another Fund regarding the securities transactions that are or may be effected for such Fund.

The Sub-Advisor hereby represents that it has implemented policies and procedures that will prevent the disclosure by it, its employees or its agents of the Trust’s portfolio holdings to any person or entity other than the Advisor, the Trust’s custodian, or other persons expressly designated by the Advisor.

(h)           Code of Ethics.  The Sub-Advisor hereby represents that it has adopted policies and procedures and a code of ethics that meet the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act.  Copies of such policies and procedures and code of ethics and any changes or supplements thereto shall be delivered to the Advisor and the Trust, and any material violation of such policies, and procedures and code of ethics by personnel of the Sub-Advisor, the sanctions imposed in response thereto, and any issues arising under such policies, and procedures and code of ethics shall be reported to the Advisor and the Trust at the times and in the format reasonably requested by the Advisor or the Board of Trustees.

(i)           Books and Records.  The Sub-Advisor shall maintain separate detailed records of all matters pertaining to each Altegris Sub-Advised Fund, including, without limitation, brokerage and other records of all securities transactions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act that are prepared or maintained by the Sub-Advisor on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust upon request.  The Sub-Advisor further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act.

(j)           Information Concerning Altegris Sub-Advised Funds and the Sub-Advisor.  From time to time as the Advisor, and any consultants designated by the Advisor, or the Trust may request, the Sub-Advisor will furnish the requesting party reports on portfolio transactions and reports on an Altegris Sub-Advised Fund, all in such detail as the Advisor, its consultant(s) or the Trust may reasonably request.  The Sub-Advisor will not be required to breach its duty of confidentiality to the Advisor, the Fund or the Trust as outlined above at Paragraph (g) with regards to unaffiliated third parties.  The Sub-Advisor will provide the Advisor with information (including information that is required to be disclosed in the Prospectus) with respect to the portfolio managers responsible for each Altegris Sub-Advised Fund, any changes in the portfolio managers responsible an Altegris Sub-Advised Fund, any changes in the ownership or management of the Sub-Advisor, or of material changes in the control of the Sub-Advisor.  The Sub-Advisor will promptly notify the Advisor of any pending investigation, material litigation, administrative proceeding or any other significant regulatory inquiry.  Upon reasonable request, the Sub-Advisor will make available its officers and employees to meet with the Trust’s Board of Trustees to review an Altegris Sub-Advised Fund.

(k)           Valuation of Altegris Sub-Advised Fund Assets.  The Sub-Advisor agrees to monitor assets of each Altegris Sub-Advised Fund and to notify the Advisor or its designee on any day that the Sub-Advisor determines that a significant event has occurred with respect to one or more securities held in an Altegris Sub-Advised Fund.  As requested by the Advisor or the Trust’s Valuation Committee, the Sub-Advisor hereby agrees to provide additional assistance to the Valuation Committee of the Trust, the Advisor and the Trust’s pricing agents in valuing the investments held in the Altegris Sub-Advised Fund’s portfolio.  Such assistance may include fair value pricing of portfolio securities, as requested by the Advisor.  The Sub-Advisor agrees that it will act, at all times, in accordance with the Trust’s procedures for valuing portfolio securities, and will provide such certifications or sub-certifications relating to its compliance with the Trust’s procedures for valuing portfolio securities as reasonably may be requested, from time to time, by the Advisor or the Trust.

The Sub-Advisor also will provide such information or perform such additional acts as are customarily performed by a Sub-Advisor and may be required for a Fund or the Advisor to comply with their respective obligations under applicable federal securities laws, including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the Securities Act of 1933, as amended (the “1933 Act”) and any rule or regulation thereunder.

(l)           Regulatory Examinations.  The Sub-Advisor will cooperate promptly and fully with the Advisor and/or the Trust in responding to any regulatory or compliance examinations or inspections (including information requests) relating to the Trust, the Fund or the Advisor brought by any governmental or regulatory authorities having appropriate jurisdiction (including, but not limited to, the SEC).

3.           Independent Contractor.  In the performance of its duties hereunder, the Sub-Advisor is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent a Fund, the Trust or the Advisor in any way or otherwise be deemed an agent of a Fund, the Trust or the Advisor.

4.           Services to Other Clients.  Nothing herein contained shall limit the freedom of the Sub-Advisor or any affiliated person of the Sub-Advisor to render investment advisory, supervisory and other services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations, or to engage in other business activities.  It is understood that the Sub-Advisor may give advice and take action for its other clients that may differ from advice given, or the timing or nature of action taken, for a Fund.

5.           Expenses.  During the term of this Agreement, the Sub-Advisor will pay all expenses incurred by it in connection with its activities under this Agreement other than the costs of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased or otherwise acquired, or sold or otherwise disposed of for a Fund.  The Sub-Advisor, at its sole expense, shall employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Trust or the Advisor, as the case may be, shall reimburse the Sub-Advisor for any expenses as may be reasonably incurred by the Sub-Advisor, at the request of and on behalf of a Fund or the Advisor. The Sub-Advisor shall keep and supply to the Trust and the Advisor reasonable records of all such expenses.

6.           Compensation.  For the services provided and the expenses assumed with respect to a Fund pursuant to this Agreement, the Sub-Advisor will not be entitled to a fee.

7.           Representations and Warranties of the Sub-Advisor.  The Sub-Advisor represents and warrants to the Advisor and the Trust as follows:

(a)           The Sub-Advisor is registered as an investment adviser under the Advisers Act;

(b)           The Sub-Advisor is a limited liability company duly organized and validly existing under the laws of the state of Delaware, with the power to own and possess its assets and carry on its business as it is now being conducted;

(c)           The execution, delivery and performance by the Sub-Advisor of this Agreement are within the Sub-Advisor’s powers and have been duly authorized by all necessary action on the part of its members and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Advisor for the execution, delivery and performance by the Sub-Advisor of this Agreement, and the execution, delivery and performance by the Sub-Advisor of this Agreement do not contravene or constitute a default under: (i) any provision of applicable law, rule or regulation; (ii) the Sub-Advisor’s governing instruments; or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Advisor; and

(d)           The Form ADV of the Sub-Advisor previously provided to the Advisor is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.  The Sub-Advisor will promptly provide the Advisor and the Trust with a complete copy of all subsequent amendments to its Form ADV.

8.           Representations and Warranties of the Advisor.  The Advisor represents and warrants to the Sub-Advisor and the Trust as follows:

(a)           The Advisor is registered as an investment adviser under the Advisers Act;

(b)           The Advisor is a corporation duly organized and validly existing under the laws of the State of California with the power to own and possess its assets and carry on its business as it is now being conducted;

(c)           The execution, delivery and performance by the Advisor of this Agreement are within the Advisor’s powers and have been duly authorized by all necessary action on the part of its Board of Directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Advisor for the execution, delivery and performance by the Advisor of this Agreement, and the execution, delivery and performance by the Advisor of this Agreement do not contravene or constitute a default under: (i) any provision of applicable law, rule or regulation; (ii) the Advisor’s governing instruments; or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Advisor;

(d)           The Advisor acknowledges that it received a copy of the Sub-Advisor’s Form ADV prior to the execution of this Agreement;

(e)           The Advisor and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Advisor to enter into this Agreement.

(f)           The Form ADV of the Advisor previously provided by the Advisor to the Sub-Advisor is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.  The Advisor will promptly provide the Sub-Advisor with a complete copy of all subsequent amendments to its Form ADV.

9.           Survival of Representations and Warranties; Duty to Update Information.  All representations and warranties made by the Sub-Advisor and the Advisor pursuant to Sections 7 and 8, respectively, of this Agreement shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

10.           Liability and Indemnification.

(a)           Liability.  The duties of the Sub-Advisor shall be confined to those expressly set forth herein, with respect to the Altegris Sub-Advised Funds.  The Sub-Advisor shall not be liable for any loss arising out of any portfolio investment or disposition hereunder, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law that cannot be waived or modified hereby.

(b)           Indemnification.  The Sub-Advisor shall indemnify the Advisor, the Trust and each Fund, and their respective affiliates and controlling persons (the “Sub-Advisor Indemnified Persons”) for any liability and expenses, including reasonable attorneys’ fees, which the Advisor, the Trust or a Fund and their respective affiliates and controlling persons may sustain as a result of the Sub-Advisor’s willful misfeasance, bad faith, negligence, or reckless disregard of its duties hereunder;  provided, however, that the Sub-Advisor Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a direct result of the Advisor’s willful misfeasance, bad faith, negligence, or reckless disregard of its duties hereunder, or violation of applicable law.

Notwithstanding any other provision in this Agreement, the Sub-Advisor will indemnify the Advisor, the Trust and each Fund, and their respective affiliates and controlling persons for any liability and expenses, including reasonable attorneys’ fees, to which they may be subjected as a result of their reliance upon and use of the historical performance calculations provided by the Sub-Advisor concerning the Sub-Advisor’s composite account data or historical performance information on similarly managed investment companies or accounts, except that the Advisor, the Trust and each Fund and their respective affiliates and controlling persons shall not be indemnified for a loss or expense resulting from their negligence or willful misconduct in using such numbers, or for their failure to conduct reasonable due diligence with respect to such information.

The Advisor shall indemnify the Sub-Advisor, its affiliates and its controlling persons (the “Advisor Indemnified Persons”), for any liability and expenses, including reasonable attorneys’ fees, howsoever arising from, or in connection with, the Advisor’s breach of this Agreement, or its representations and warranties herein, or as a result of the Advisor’s willful misfeasance, bad faith, negligence, reckless disregard of its duties hereunder, or violation of applicable law; provided, however, that the Advisor Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Sub-Advisor’s willful misfeasance, bad faith, negligence, or reckless disregard of its duties hereunder.

11.           Duration and Termination.

(a)           Duration.  This Agreement, unless sooner terminated as provided herein, shall, for the Altegris Sub-Advised Fund(s) listed on Exhibit A attached hereto, remain in effect from the later of the date of execution or Board approval as required under the 1940 Act (the “Effective Date.”) for an initial term of two years, and thereafter, for periods of one year, so long as such continuance thereafter is specifically approved at least annually: (i) by the vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval; and (ii) by the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of each Fund (except as such vote may be unnecessary pursuant to relief granted by an exemptive order from the SEC).  The foregoing requirement that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

(b)           Termination.  This Agreement may be terminated as to any Fund at any time, without the payment of any penalty by:  (i) the vote of a majority of the Trustees of the Trust, the vote of a majority of the outstanding voting securities of the Fund, or the Advisor; or (ii) the Sub-Advisor, on not less than 60 days written notice to the Advisor and the Trust.  This Agreement may also be terminated as to any Fund at any time by any party hereto immediately upon written notice to the other parties in the event of a breach of any material provision of this Agreement by any of the parties.

This Agreement shall not be assigned and shall terminate automatically in the event of its assignment, except as provided otherwise by any rule, exemptive order issued by the SEC, or SEC no-action letter provided or pursuant to the 1940 Act, or upon the termination of the Advisory Agreement.  In the event that there is a proposed change in control of the Sub-Advisor that would act to terminate this Agreement, if a vote of shareholders to approve continuation of this Agreement is at that time deemed by counsel to the Trust to be required by the 1940 Act or any rule or regulation thereunder, the Sub-Advisor agrees to assume all reasonable costs associated with soliciting shareholders of the appropriate Fund(s) of the Trust, to approve continuation of this Agreement.  Such expenses include the costs of preparation and mailing of a proxy statement, and of soliciting proxies.

This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

12.           Amendment.  This Agreement may be amended by mutual consent of the parties, provided that the terms of any material amendment shall be approved by: (a) the Trust’s Board of Trustees, and (b) the vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval.  In addition, any such amendment shall be approved by a vote of the majority of the Fund’s outstanding voting securities, unless shareholder approval is not required by applicable law or regulation, by exemptive relief granted by the SEC, or by a No-Action position of the SEC staff.

13.           Confidentiality.  Any information or recommendations supplied by either the Advisor or the Sub-Advisor, that are not otherwise in the public domain or previously known to the other party in connection with the performance of its obligations and duties hereunder, including portfolio holdings of the Trust, financial information or other information relating to a party to this Agreement, are to be regarded as confidential (“Confidential Information”) and held in the strictest confidence.  Except as may be required by applicable law or rule or as requested by regulatory authorities having jurisdiction over a party to this Agreement, Confidential Information may be used only by the party to which said information has been communicated and such other persons as that party believes are necessary to carry out the purposes of this Agreement, the custodian, and such persons as the Advisor may designate in connection with each Altegris Sub-Advised Fund.  Nothing in this Agreement shall be construed to prevent the Sub-Advisor from giving other entities investment advice.

14.           Use of Sub-Advisor’s Name.  During the term of this Agreement, the Advisor shall have permission to use the Sub-Advisor’s name in the name of, and in the marketing of, the Fund, and agrees to furnish the Sub-Advisor, upon request, at its principal office all marketing materials, prospectuses, proxy statements and reports to shareholders prepared for distribution to shareholders of the Fund or the public, which refer to the Sub-Advisor in any way.

15.           Notice.  Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

(a)          If to the Advisor:
Genworth Financial Wealth Management, Inc.
2300 Contra Costa Blvd., Suite 600
Pleasant Hill, CA 94523-3967
Attn: Carrie E. Hansen

(b)          If to the Sub-Advisor:
Altegris Advisors, L.L.C.
1200 Prospect Street, Suite 550
La Jolla, CA 92037
Attn: Chief Compliance Officer

16.           Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to conflict of law principles; provided, however that nothing herein shall be construed as being inconsistent with the 1940 Act.  Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

17.           Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement’s subject matter.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

18.           Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

19.           Certain Definitions.  For the purposes of this Agreement and except as otherwise provided herein, “interested person,” “affiliated person,” “affiliates,” “controlling persons” and “assignment” shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

20.           Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

ADVISOR:
GENWORTH FINANCIAL WEALTH
MANAGEMENT, INC.
By:__________________________________
Attest: _____________________________
Name & Title:__________________________

SUB-ADVISOR:
ALTEGRIS ADVISORS, L.L.C.
By:__________________________________
Attest: _____________________________
Name & Title:__________________________

EXHIBIT A

SUB-ADVISORY AGREEMENT

FEE SCHEDULE

Effective August 30, 2013

FUND NAME                                                                                                                      COMPENSATION

GuidePath Altegris Diversified Alternatives Allocation Fund                                                    None